SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2017
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A-MARK PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
2121 Rosecrans Ave., Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)
Registrant’s telephone number, including area code:  (310) 587-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
In connection with the closing of the transactions contemplated by the Asset Purchase Agreement (the “Purchase Agreement”), dated August 14, 2017, between Goldline Acquisition Corp. (“GAC”), a wholly-owned subsidiary of A-Mark Precious Metals, Inc. (the “Company”), and Goldline, LLC (the “Seller”), as described in Item 2.01, GAC entered into a privately placed credit facility in the amount of $7.5 million (the “GAC Credit Facility”) with various lenders, effective August 28, 2017. Borrowings under the GAC Credit Facility were used to finance a portion of the consideration payable under the Purchase Agreement.
Certain directors, an executive officer and a principal stockholder participated in the GAC Credit Facility, as described below:

Name	Position/Relationship		Amount of GAC Indebtedness Acquired (1)
Gregory N. Roberts	Chief Executive Officer and principal stockholder	(2)	$587,500	(2)
William D. Richardson	Principal stockholder	(3)	$587,500	(3)
Jeffrey D. Benjamin	Chairman of the Board and Director		$1,000,000
Ellis Landau	Director		$375,000
William Montgomery	Director		$1,500,000
Jess Ravich	Director		$500,000	(4)

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(1)			The amount shown is expected to remain outstanding throughout the term of the GAC Credit Facility, with repayment due in 2020.
(2)
Silver Bow Ventures LLC (“Silver Bow”) is a lender under the GAC Credit Facility. Mr. Roberts holds 50% of the ownership interests in Silver Bow. Accordingly, the amount of indebtedness shown represents 50% of the aggregate amounts of indebtedness held by Silver Bow.

(3)
Silver Bow is a lender under the GAC Credit Facility. Mr. Richardson holds 50% of the ownership interests in Silver Bow. Accordingly, the amount of indebtedness shown represents 50% of the aggregate amounts of indebtedness held by Silver Bow.

(4)			Libra Securities Holdings, LLC (“Libra”) is a lender under the GAC Credit Facility. Mr. Ravich and a trust for his family members hold 100% of the ownership interests in Libra.

The GAC Credit Facility is secured by a first priority lien on substantially all of the assets of GAC, and is guaranteed by the Company. Interest on the GAC Credit Facility is payable quarterly at the rate of 8.5% per annum, and the lenders under the GAC Credit Facility are entitled to an additional payment at maturity equal to the greater of 3% of the principal amount of the GAC Credit Facility and 10% of cumulative three-year EBITDA of GAC in excess of $10 million, on a pro rata basis. The GAC Credit Facility has a three-year maturity. The obligations of GAC and the Company pursuant to the documentation governing the GAC Credit Facility are subordinated to the Company’s obligations under the Uncommitted Credit Agreement, dated as of March 31, 2016, as amended, among the Company, Coöperatieve Rabobank U.A. New York Branch, as administrative agent, and the lenders named therein (the “Uncommitted Credit Agreement”) including, among other subordination terms, that, the lenders under the GAC Credit Facility will be permitted to collect regularly scheduled payments of principal and interest, provided that no event of default is continuing under the Uncommitted Credit Agreement and the Company is in pro forma compliance with the financial covenants pursuant to the Uncommitted Credit Agreement.
The foregoing description of the GAC Credit Facility is qualified by reference to the applicable agreements, copies of which are filed as exhibits to this Report.

Item 2.01    Completion of Acquisition or Disposition of Assets
Acquisition
The acquisition under the Purchase Agreement, pursuant to which GAC agreed to purchase from the Seller, and the Seller agreed to sell to GAC, substantially all of the assets of Goldline, LLC, a leading direct retailer of precious metals to the investor community (the “Acquisition”), closed on August 28, 2017. The aggregate purchase price for the Acquisition was approximately $10.0 million and was financed primarily with the proceeds of the GAC Credit Facility.
The foregoing description of the Purchase Agreement is qualified by reference to the agreement, a copy of which is filed as Exhibit 10.1 to this Report.
Financing for the Acquisition
The disclosure in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure in Item 1.01 is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description
10.1
Asset Purchase Agreement, dated as of August 14, 2017, by and between Goldline Acquisition Corp. and Goldline, LLC. Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2017.

10.2	Credit Agreement, dated as of August 28, 2017, among Goldline Acquisition Corp. and the lenders set forth on Exhibit A thereto.
10.3	Security Agreement, dated as of August 28, 2017, made by Goldline Acquisition Corp. in favor of the secured parties named therein.
10.4	Guaranty, dated as of August 28, 2017, by A-Mark Precious Metals, Inc. in favor of the lenders referenced therein.
10.5
Agreement of Subordination dated as of August 28, 2017, among Goldline Acquisition Corp., Coöperatieve Rabobank U.A. New York Branch, as administrative agent on behalf of itself and the other senior creditors referred to therein, and the subordinate creditors named therein.

10.6
Agreement of Subordination dated as of August 28, 2017, among A-Mark Precious Metals, Inc., Coöperatieve Rabobank U.A. New York Branch, as administrative agent on behalf of itself and the other senior creditors referred to therein, and the subordinate creditors named therein.

99.1
Press Release, dated August 14, 2017. Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2017.

99.2	Press Release, dated August 28, 2017.

[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 1, 2017

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:  Carol Meltzer
Title:    General Counsel and Secretary